FORTRESS INVESTMENT GROUP LLC
Contact:	FOR IMMEDIATE RELEASE
Lilly H. Donohue 212-798-6118

Fortress Reports Second Quarter 2007 Financial Results

New York, NY. August 14, 2007 – Fortress Investment Group LLC (NYSE: FIG) today reported its results for the second quarter ended June 30, 2007.

Second Quarter Highlights

•	Pre-tax distributable earnings of $143 million, up 86% from 2Q 2006
•	Total assets under management of $43.3 billion, up 70% from 2Q 2006
•	Management fee paying assets under management of $28.6 billion, up 68% from 2Q 2006
•	Segment revenues of $283 million, an increase of 50% from 2Q 2006
•	GAAP net loss of $55 million in 2Q 2007 as compared to GAAP net loss of $42 million in 2Q 2006
•	Declared second quarter dividend of $0.225 per share (or $0.90 per share on an annualized basis), a 32.4% increase from our pre-IPO annualized dividend of $0.68 per share
•	Refinanced existing $500 million credit facility with a new $1 billion facility
•	Liquid Hedge Fund, Global Macro, received Moody’s operations rating of OQ1 (Operations Quality Excellent)

Subsequent Events in the Third Quarter

•	Private equity funds completed the liquidation of a public portfolio company investment, yielding $56 million of incentive income, net of employee allocations
•	Closed Fortress Investment Fund V and Fortress Coinvestment Fund V, for a total of $5 billion of third party capital
•	Closed a $275 million principal co-investment through an affiliated fund in Florida East Coast Industries, Inc. alongside various Fortress funds
•	Hired Henry McVey as a Managing Director to lead new investment fund to be formed by Fortress

Our GAAP net loss for the quarter was $55 million or $0.66 per diluted Class A share. For a reconciliation between pre-tax distributable earnings and our GAAP net loss see “Reconciliation of Pre-tax Distributable Earnings to GAAP Net Income (Loss)” in this release. This compares to our GAAP net loss for the quarter ended June 30, 2006 of $42 million for Fortress Operating Group, our predecessor, or $0.12 per Fortress Operating Group unit.

Distributable earnings and distributable earnings per dividend paying share are supplemental measures of our operating performance that we believe provide a meaningful basis for comparison between present and future periods1. We intend to target dividends that reflect a payout ratio over time of approximately 75% of distributable earnings after tax related payments and reserves.

Pre-tax distributable earnings for the quarter ended June 30, 2007 was $143 million, or $0.33 per dividend paying share, which represents an increase of 57% from our pre-tax distributable earnings of $0.21 per dividend paying share in the second quarter of 2006.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the realization events within our private equity business, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter, but are reflective of our anticipated performance over time.

The following discussion of our results is based on segment reporting as presented in our Quarterly Report on Form 10-Q. Our GAAP income statement and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes. For the reconciliation of our segment results to the corresponding GAAP data, see the reconciliation information included later in this release.

______________

1 Comparisons of after tax or per share amounts to periods prior to our reorganization, including the first quarter of 2007 (prior to January 17), the first six months of 2006 and the second quarter of 2006, may not be meaningful because of the impact of the reorganization transactions.

Supplemental Data for Three Months2,3:

Three Months Ended June 30, 2007			Hedge Funds
(in millions)	Total	Private Equity	Liquid	Hybrid	Castles
Total AUM - Ending Balance	$43,263	$23,432	$7,502	$8,047	$4,282

Management Fee Paying AUM
Management Fee Paying AUM - April 1, 2007	$23,426	$8,398	$5,915	$6,146	$2,967
New capital raised, increase in invested capital	4,495	2,681	1,024	584	206
Realizations (PE) / Redemptions (Hedge Funds)	(51)	—	(42)	(9)	—
+/- Net Asset Value change	699	(86)	519	266	—
Management Fee Paying AUM - Ending Balance	$28,569	$10,993	$7,416	$6,987	$3,173

Segment Revenues
Management fee	$118	$36	$38	$32	$12
Incentive income	165	—	113	38	14
Total	283	36	151	70	26

Segment Expenses
Profit sharing compensation expenses	(82)	(1)	(58)	(19)	(4)
Operating expenses	(66)	(7)	(18)	(33)	(8)
Total	(148)	(8)	(76)	(52)	(12)

	135	28	75	18	14
Investment Income[2]	15	—	4	10	1
Unallocated Investment Income	4
Unallocated Expenses	(11)
Pre-tax Distributable Earnings	$143	$28	$79	$28	$15
Weighted Average Dividend Paying Shares and Units Outstanding[3]	431

Three Months Ended June 30, 2006			Hedge Funds
(in millions)	Total	Private Equity	Liquid	Hybrid	Castles
Total AUM - Ending Balance	$25,461	$14,290	$4,347	$4,074	$2,750

Management Fee Paying AUM
Management Fee Paying AUM - April 1, 2006	$14,489	$4,626	$4,239	$3,676	$1,948
New capital raised, increase in invested capital	2,923	2,427	264	230	2
Realizations (PE) / Redemptions (Hedge Funds)	(737)	(399)	(336)	(2)	—
+/- Net Asset Value change	296	—	170	126	—
Management Fee Paying AUM - Ending Balance	$16,971	$6,654	$4,337	$4,030	$1,950

Segment Revenues
Management fee	$73	$25	$22	$19	$7
Incentive income	116	71	16	25	4
Total	189	96	38	44	11

Segment Expenses
Profit sharing compensation expenses	(54)	(27)	(13)	(11)	(3)
Operating expenses	(42)	(2)	(14)	(19)	(7)
Total	(96)	(29)	(27)	(30)	(10)
	93	67	11	14	1
Investment Income[2]	(1)	2	(5)	3	(1)
Unallocated Investment Income	—
Unallocated Expenses	(15)
Pre-tax Distributable Earnings	$77	$69	$6	$17	$—
Weighted Average Dividend Paying Units Outstanding[3]	367

Supplemental Data for Six Months 2,3:

Six Months Ended June 30, 2007			Hedge Funds
(in millions)	Total	Private Equity	Liquid	Hybrid	Castles
Management Fee Paying AUM
Management Fee Paying AUM - January 1, 2007	$20,853	$7,539	$5,022	$5,450	$2,842
New capital raised, increase in invested capital	7,462	4,251	1,776	1,104	331
Realizations (PE) / Redemptions (Hedge Funds)	(822)	(691)	(78)	(53)	—
+/- Net Asset Value change	1,076	(106)	696	486	—
Management Fee Paying AUM - Ending Balance	$28,569	$10,993	$7,416	$6,987	$3,173

Segment Revenues
Management fee	$216	$63	$69	$61	$23
Incentive income	450	190	158	84	18
Total	666	253	227	145	41

Segment Expenses
Profit sharing compensation expenses	(205)	(73)	(87)	(38)	(7)
Operating expenses	(121)	(13)	(35)	(58)	(15)
Total	(326)	(86)	(122)	(96)	(22)

	340	167	105	49	19
Investment Income[2]	41	9	7	23	2
Unallocated Investment Income	8
Unallocated Expenses	(26)
Pre-tax Distributable Earnings	$363	$176	$112	$72	$21
Weighted Average Dividend Paying Shares and Units Outstanding[3]	417

Six Months Ended June 30, 2006			Hedge Funds
(in millions)	Total	Private Equity	Liquid	Hybrid	Castles
Management Fee Paying AUM
Management Fee Paying AUM - January 1, 2006	$11,176	$3,635	$3,180	$3,095	$1,266
New capital raised, increase in invested capital	6,156	3,418	1,314	740	684
Realizations (PE) / Redemptions (Hedge Funds)	(1,029)	(399)	(548)	(82)	—
+/- Net Asset Value change	668	—	391	277	—
Management Fee Paying AUM - Ending Balance	$16,971	$6,654	$4,337	$4,030	$1,950

Segment Revenues
Management fee	$129	$38	$40	$36	$15
Incentive income	227	96	71	54	6
Total	356	134	111	90	21

Segment Expenses
Profit sharing compensation expenses	(109)	(36)	(42)	(26)	(5)
Operating expenses	(70)	(5)	(19)	(33)	(13)
Total	(179)	(41)	(61)	(59)	(18)

	177	93	50	31	3
Investment Income[2]	36	2	28	7	(1)
Unallocated Investment Income	1
Unallocated Expenses	(22)
Pre-tax Distributable Earnings	$192	$95	$78	$38	$2
Weighted Average Dividend Paying Units Outstanding[3]	367

______________

[2]

Investment income includes earnings (loss) on deferred fee arrangements of $0.0 million and ($2.9 million) for the quarters ended June 30, 2007 and 2006, respectively, and earnings of $1.9 million and $30.1 million for the six months ended June 30, 2007 and 2006, respectively.  These deferred fee arrangements have now been terminated.

[3]	As defined in Note 8 to our consolidated and combined financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

Overview

We manage private equity funds, hedge funds and publicly traded alternative investment vehicles (which we refer to as our “Castles”). As of June 30, 2007, Fortress reported total assets under management of approximately $43.3 billion. Fortress’s revenues consist of (i) management fees which are based on the size of our funds, (ii) incentive income which is based on the performance of our funds and (iii) investment income which is based on our principal investments.

In the second quarter of 2007, we generated total segment revenues of $283 million, which included management fees of $118 million and incentive income of $165 million. In addition, we earned segment investment income of $19 million in the quarter. Including segment expenses, Fortress generated pre-tax distributable earnings of $143 million for the quarter ended June 30, 2007.

For the quarter ended June 30, 2007, the private equity segment accounted for approximately 12.7 % of total segment revenues; the hedge fund segments accounted for approximately 78.1% of total segment revenues; and the Castles segment accounted for approximately 9.2% of total segment revenues.

For the quarter ended June 30, 2007, the private equity, hedge fund and Castles businesses accounted for approximately 18.7%, 71.3%, and 10.0%, respectively, of total pre-tax distributable earnings before unallocated items.

Private Equity Funds

For the quarter ended June 30, 2007, the Company’s private equity business generated $28 million of pre-tax distributable earnings as compared to $69 million for the quarter ended June 30, 2006.

No incentive income for private equity funds was received during the quarter ended June 30, 2007. However, an incentive income distribution of approximately $56 million, net of employee allocations, was received in the third quarter of 2007 related to a realization event which occurred in late June 2007.

Management Fee Paying AUM as of June 30, 2007 increased 65.2% to $11.0 billion from June 30, 2006. Total AUM for private equity ended the quarter at $23.4 billion, up 64.0 % from second quarter 2006.

A key measure of our ability to continue to generate incentive income is our unrealized gains in our private equity funds. The private equity unrealized gains can be split into (i) public company investments and (ii) investments in non-public transactions.

Unrealized gains in our funds’ public company holdings totaled $5.1 billion at June 30, 2007 quarter end as compared to $6.1 billion at March 31, 2007. At June 30, 2007, our funds’ private equity capital invested in non-public transactions totaled $6.2 billion and our funds’ commitments were approximately $5.4 billion. Shortly after June 30, 2007, we funded $2.8 billion, over 50% of our private equity commitments, adding substantially to our capital invested in private investments.

Subsequent to June 30, 2007, we closed our two newest private equity funds, Fortress Investment Fund V and Fortress Coinvestment Fund V, with a final total of $5 billion of third party capital commitments. Fortress expects the main fund to ultimately have an additional $1 billion of capital from Fortress and its affiliates and employees.

Liquid Hedge Funds

For the quarter ended June 30, 2007, the Company’s liquid hedge fund business generated $79 million of pre-tax distributable earnings as compared to $6 million for the quarter ended June 30, 2006. The increase was attributable to higher management fees and incentive income based on an increase in Management Fee Paying AUM of $3.1 billion and stronger performance.

Management Fee Paying AUM increased 71.0% to $7.4 billion at June 30, 2007 from June 30, 2006. Total AUM for liquid hedge funds ended the second quarter of 2007 at $7.5 billion, up 72.6 % from second quarter 2006.

The liquid hedge funds’ quarterly gross return was 8.78%4 for the three months ended June 30, 2007 and 14.02% on a weighted average gross basis for the six months ended June 30, 2007.

Fortress’s Global Macro Hedge Fund received a Moody’s operations rating of OQ1 (Operations Quality Excellent).

Hybrid Hedge Funds

For the quarter ended June 30, 2007, the Company’s hybrid hedge fund business generated $28 million of pre-tax distributable earnings as compared to $17 million for the quarter ended June 30, 2006.

Management Fee Paying AUM increased 73.4% to $7.0 billion at June 30, 2007 from June 30, 2006. Total AUM for hybrid hedge funds ended the second quarter of 2007 at $8.0 billion, up 97.5 % from second quarter 2006.

The hybrid hedge funds’ quarterly gross return was 4.55%4 for the three months ended June 30, 2007 and 10.81% for the six months ended June 30, 2007.

Fortress’s entitlement to incentive income in hybrid hedge funds is calculated based on a full year’s performance. As a result, corresponding quarterly accruals are subject to reversal.

Castles

For the quarter ended June 30, 2007, the Company’s Castles generated $15 million of pre-tax distributable earnings as compared to $0.3 million for the quarter ended June 30, 2006.

Management Fee Paying AUM increased 62.7% to $3.2 billion from June 30, 2006. Total AUM for the Castles ended the quarter at $4.3 billion, up 55.7% from second quarter 2006.

The Castles produced a quarterly return, based on their incentive income metric, of 4.02% for the three months ended June 30, 2007 and 6.71% for the six months ended June 30, 2007.

______________

4 The gross returns reflect quarterly returns for a “new issue eligible” investor investing in the funds at their inception (before management fees and incentive fees).

Investment Income

For the three months ended June 30, 2007, we made new principal commitments to our managed funds of $385 million. In addition, our principal investments in hedge funds and Castles generated investment income of $14 million and $1 million, respectively.

Segment Expenses

Segment expenses were $148 million in the second quarter of 2007, up $52 million from the second quarter of 2006. Segment expenses for the second quarter of 2007 included $82 million of profit sharing compensation, which is a function of the performance of various funds. Fortress’s headcount increased by approximately 41% since the second quarter of 2006. At June 30, 2007, the firm and its affiliates employed approximately 700 people around the world.

The Company had $271.6 million of share-based compensation expense (primarily relating to expense recorded in connection with the principals’ forfeiture agreement and the issuance of restricted stock units to Fortress employees in the IPO) for the quarter ended June 30, 2007 which contributed to our reporting a net loss per Class A share. Share-based compensation expense is not included in segment expenses or in the calculation of distributable earnings.

Debt Obligations

On May 10, 2007 we entered into a new $1 billion credit agreement in order to refinance our 2006 Credit Agreement and to reduce the amount of interest and other fees payable under our credit facilities and increase the amount of funds available for investments and other purposes.

Subsequent Events

Fortress funded a $275 million co-investment through affiliated funds in Florida East Coast Industries, Inc. with other various Fortress funds. The closing of the Florida East Coast Industries acquisition occurred on July 26, 2007.

Fortress hired Henry McVey, who is based in the New York office as a Managing Director, to lead Fortress’s new business efforts focused on deep value public equity investing. Mr. McVey, previously a Managing Director and Chief U.S. Investment Strategist at Morgan Stanley & Co., has spent 12 years at Morgan Stanley in the equity research department.

Dividend

The Company declared a second quarter cash dividend of $0.225 per Class A share for the quarter. The dividend was paid on July 13, 2007 to holders of record of Fortress’s common stock on June 29, 2007. This dividend represented an annualized dividend of $0.90 per share, a 32.4% increase from our pre-IPO annualized dividend of $0.68 per share

Fortress intends to target dividends that reflect a payout ratio over time of approximately 75% of Fortress’s distributable earnings, after tax related payments and reserves. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter, but are reflective of our anticipated performance over time.

Non-GAAP Information

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Distributable earnings
•	Segment revenue

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.

Conference Call

Management will host a conference call on Tuesday, August 14, 2007 at 8:00 A.M. eastern time. A copy of the earnings release will be posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing (800) 289-0572 (from within the U.S.) or (913) 981-5543 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Investment Group Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. eastern time on August 21, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.); please reference access code “514-7877.”

Fortress is a leading global alternative asset manager with approximately $43.3 billion in assets under management as of June 30, 2007. Fortress manages private equity funds, hedge funds and publicly traded alternative investment vehicles. Fortress was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.

Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the actual amounts of future dividends and what they represent as a percentage of distributable earnings, our public company surplus, sources of management fees, incentive income and investment income, the amount and source of expected capital commitments for the new fund and our effective tax rate. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the actual amounts of future dividends and what they represent as a percentage of distributable earnings, our public company surplus, sources of management fees, incentive income and investment income, the amount and source of expected capital commitments for the new fund or our effective tax rate may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Interests in the new fund referred to in this press release will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Income Statements, Unaudited

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues
Management fees from affiliates	$118,678	$29,568	$161,965	$74,544
Incentive income from affiliates	132,961	15,789	177,189	75,771
Other revenues	16,480	19,101	36,265	35,499
Interest and dividend income - investment company holdings
Interest income	—	208,804	243,713	376,813
Interest income from controlled affiliate investments	—	14,189	4,707	28,346
Dividend income	—	1,056	7,436	4,312
Dividend income from controlled affiliate investments	—	39,762	53,174	103,015
	268,119	328,269	684,449	698,300
Expenses
Interest expense
Investment company holdings	—	127,442	132,620	245,690
Other	6,711	12,338	18,731	19,195
Compensation and benefits	187,783	100,000	405,300	183,445
Principals agreement compensation	242,659	—	380,933	—
General, administrative and other	23,603	27,014	62,908	50,285
Depreciation and amortization	2,184	1,620	4,193	3,186
	462,940	268,414	1,004,685	501,801
Other Income
Gains (losses) from investments
Investment company holdings
Net realized gains	—	22,211	86,264	72,848
Net realized gains from controlled affiliate investments	—	501,703	715,024	522,460
Net unrealized gains (losses)	—	(173,461)	(19,928)	(223,163)
Net unrealized gains (losses) from controlled affiliate investments	—	174,787	(1,428,837)	1,045,180
Other investments
Net realized gains (losses)	(1,735)	(1,154)	54	(114)
Net realized gains from affiliate investments	9,452	—	145,493	—
Net unrealized gains (losses)	(396)	(2,392)	(677)	(2,941)
Net unrealized gains (losses) from affiliate investments	(36,338)	(23,357)	(167,166)	58,029
Earnings from equity method investees	7,231	524	7,427	2,420
	(21,786)	498,861	(662,346)	1,474,719
Income (Loss) Before Deferred Incentive Income, Principals’ and Others’ Interests in Income of Consolidated Subsidiaries and Income Taxes	(216,607)	558,716	(982,582)	1,671,218
Deferred incentive income	—	(109,701)	307,034	(261,407)
Principals’ and others’ interests in loss (income) of consolidated subsidiaries	166,485	(489,164)	702,016	(1,314,536)
Income (Loss) Before Income Taxes	(50,122)	(40,149)	26,468	95,275
Income tax expense	(5,009)	(2,126)	(19,456)	(7,270)
Net Income (Loss)	$(55,131)	$(42,275)	$7,012	$88,005
Dividends declared per Class A share	$0.2250		$0.3924

Earnings Per Unit - Fortress Operating Group			January 1 through January 16
Net income per Fortress Operating Group unit		$(0.12)	$0.36	$0.24

Weighted average number of Fortress Operating Group units outstanding		367,143,000	367,143,000	367,143,000

Earnings Per Class A share - Fortress Investment Group			January 17 through June 30
Net income (loss) per Class A share, basic	$(0.59)		$(1.43)
Net income (loss) per Class A share, diluted	$(0.66)		$(1.43)
Weighted average number of Class A shares outstanding, basic	94,894,636		89,226,434
Weighted average number of Class A shares outstanding, diluted	406,966,186		89,226,434

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Balance Sheets

(dollars in thousands, except share data)

	June 30, 2007 (Unaudited)	December 31, 2006
Assets
Cash and cash equivalents	$321,445	$61,120
Cash held at consolidated subsidiaries and restricted cash	—	564,085
Due from affiliates	180,429	635,748
Receivables from brokers and counterparties	—	109,463
Investment company holdings, at fair value
Loans and securities	—	6,874,748
Investments in affiliates	—	14,985,578
Derivatives	—	84,270
Other investments
Loans and securities	—	317
Equity method investees	642,518	37,250
Options in affiliates	106,324	139,266
Deferred tax asset	475,091	2,808
Other assets	61,914	187,920
	$1,787,721	$23,682,573
Liabilities and Shareholders’ Equity
Liabilities
Due to affiliates	$415,976	$15,112
Due to brokers and counterparties	—	187,495
Accrued compensation and benefits	213,767	159,931
Dividends payable	21,284	—
Other liabilities	37,333	152,604
Deferred incentive income	221,657	1,648,782
Securities sold not yet purchased, at fair value	—	97,717
Derivative liabilities, at fair value	2,652	123,907
Investment company debt obligations payable	—	2,619,456
Other debt obligations payable	350,000	687,153
	1,262,669	5,692,157
Commitments and Contingencies

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	358,392	17,868,895

Shareholders’ Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,597,646 shares issued and outstanding	—	—
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	—	—
Paid-in capital	293,185	—
Retained earnings (accumulated deficit)	(126,385)	—
Fortress Operating Group members’ equity	—	119,561
Accumulated other comprehensive income (loss)	(140)	1,960
	166,660	121,521
	$1,787,721	$23,682,573

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Pre-tax Distributable

Earnings to GAAP Net Income (Loss)

(dollars in millions)

	Three Months Ended
	June 30, 2007	June 30, 2006
Pre-tax Distributable Earnings	$143	$77
Private equity incentive income	6	(72)
Hybrid hedge fund incentive income	(38)	(25)
Castle options management fee	1	—
Distributions of earnings from equity method investees	(2)	(3)
Earnings from equity method investees	(8)	5
Unrealized gains/losses on options	(30)	(22)
Employee equity-based compensation	(29)	—
Principal compensation	(243)	—
Employee portion of incentive income	(20)	—
Principals’ interest in income of consolidated subsidiaries	170	—
Taxes	(5)	(2)
GAAP Net Income (Loss)[1]	$(55)	$(42)

	Six Months Ended
	June 30, 2007	June 30, 2006
Pre-tax Distributable Earnings	$363	$192
Private equity incentive income	21	(91)
Hybrid hedge fund incentive income	(83)	(53)
Castle options management fee	2	19
Distributions of earnings from equity method investees	(12)	(5)
Earnings from equity method investees	(19)	10
Unrealized gains/losses on options	(25)	24
Employee equity-based compensation	(67)	—
Principal compensation	(381)	—
Employee portion of incentive income	(20)	(1)
Principals’ interest in income of consolidated subsidiaries	247	—
Taxes	(19)	(7)
GAAP Net Income (Loss)[1]	$7	$88

1 We had GAAP net income of $133.4 million for the period from January 1, 2007 through January 16, 2007 and a GAAP net loss of ($126.4 million) for the period from January 17, 2007 through June 30, 2007.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Segment Revenues to GAAP Revenues

(dollars in millions)

	Three Months Ended
	June 30, 2007	June 30, 2006
Segment Revenues	$283	$189
Adjust incentive income	(32)	(97)
Adjust income from the receipt of options	1	—
Other revenues	16	1
Consolidation and elimination	—	235
GAAP Revenues	$268	$328

	Six Months Ended
	June 30, 2007	June 30, 2006
Segment Revenues	$666	$356
Adjust incentive income	(62)	(144)
Adjust income from the receipt of options	2	19
Other revenues	30	2
Consolidation and elimination	48	465
GAAP Revenues	$684	$698

“Distributable earnings” is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Company units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, see note 10 to our financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

Our management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;
•	in making operating decisions and assessing the performance of each of our core businesses;
•	for planning purposes, including the preparation of our annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.

Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.